Exhibit 10.8

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is made as of Dec. 19 2002 (the “Effective Date”) by and between Kyowa Hakko Kogyo Co., Ltd., with its principal place of business at 1-6-1 Ohtemachi, Chiyodaku, Tokyo, 100-8185, Japan (“Kyowa”) and Eurand Pharmaceuticals Limited, with offices at Block 1, Harcourt Centre, Harcourt Street, Dublin 2 Ireland (“Eurand”).

WHEREAS, Kyowa is the owner of a fast disintegrating tablet technology which it markets under the trademark SOLBLET (“SOLBLET Technology”) and a tablet forming technology involving an external lubricant which it markets under the trademark EXLUB(“EXLUB Technology”) ; and

WHEREAS, Eurand desires a license to Kyowa’s such technologies and Kyowa is willing to grant Eurand and its Affiliates certain rights to the technologies, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1 - DEFINITIONS

All terms defined in the singular shall have the same meanings when used in the plural (and visa versa, as appropriate), unless otherwise specified. The following capitalized terms shall have the following meanings:

1.1           “Active Ingredient” means active ingredient in a pharmaceutical for human use.

1.2           “Affiliate” means any legal entity directly or indirectly owned or under common ownership with a party to this Agreement. Own or ownership means direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation

1.3           “FDT Patent” means patent and patent application on the [****] Technology entitled [****]. A list of current

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patents and patent applications are attached hereto as Schedule 1, and this list will be automatically amended from time to time as additional patents are applied or issued by Kyowa.

1.4           “Improvement” means any and all inventions, modifications or improvements of [***] Technology, whether patented or unpatented, which may be made, developed or acquired by either Kyowa or its Affiliate or Eurand or its Affiliate during the term of this Agreement.

1.5           “Japanese Companies” shall mean companies that are registered in Japan and have their ultimate parent company located in Japan. For the avoidance of doubt, neither joint venture companies partially owned by a company that is not a Japanese Company which may have a head office in Japan, nor any Japanese subsidiary companies of a company that is not a Japanese Company shall be considered “Japanese Companies” within the meaning of the term. For avoidance of doubt, Japanese Companies shall not include Kyowa and Kyowa’s Affiliates in Japan.

1.6           “Kyowa Know How” means unpatented technical and other information concerning [****] Technology now or hereafter owned by Kyowa which is not in the public domain, including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports, manufacturing data or summaries and information contained in submissions to and information from ethical committees and regulatory authorities. The fact that an item is known to the public shall not be taken to exclude the possibility that a compilation including the item, and/or a development relating to the item, is not known to the public.

1.7           “Kyowa Patent” means patents and patents applications which are now or hereafter owned by Kyowa or under which Kyowa hold rights on [****] Technology (including FDT Patent). A list of current patents and patent applications except FDT Patent is attached hereto as Schedule 2, and this list will be automatically amended from time to time as additional patents are applied or issued by Kyowa.

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1.8           “Kyowa Technology” means Kyowa Know How, Kyowa Patents and Kyowa’s Improvement.

1.9           “Kyowa Reserved Rights” means Kyowa’s (and certain of Kyowa licensees’) limited right to continue using the Kyowa Technology, as set out in Section 2.3 below.

1.10         “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any multinational, national, federal, state, provincial, county, city or other political subdivision or agency.

1.11         “Net Sales” means in the case of a sale by Eurand or any sublicensees of Eurand, the gross amount invoiced on sales or other dispositions (excluding free samples) of a Product to any person or entity other than the contracting parties, less the following properly documented items: (a) discounts, credits, rebates, allowances, bad debts, adjustments, rejections, recalls for which the customer has been credited the original sales price and returns; (b) trade, quantity, or cash discounts or rebates customary to the industry and actually allowed, given or accrued (including, but not limited to, cash, governmental and managed care rebates, and hospital or other buying group chargebacks); (c) sales, excise, turnover, inventory, value-added, and similar taxes assessed on the sale of such Product; (d) transportation, importation, insurance and other handling expense allowance; and such calculation shall be consistent with generally accepted accounting principals (“GAAP”) in the United States or the country in which the sublicensee is domiciled.

1.12         “Product” means a tablet covered by the Kyowa Technology.

1.13         “Regulations” means the United States Federal Food, Drug and Cosmetic Act or similar act in the Territory and rules and regulations thereunder, as amended from time to time.

1.14         “Regulatory Authority” means the U.S. Food and Drug Administration (“ FDA”), as well as the regulatory authorities of any other country within the Territory with responsibility for regulating the testing, manufacture, distribution, sale or use of Product.

1.15         “Regulatory Filing” means an application for Regulatory Approval and any other similar filing pursuant to the regulations and procedures required by any Regulatory Authority in the Territory for the testing, manufacture, distribution,

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sale, or use of Product.

1.16         “Territory” means the entire world.

1.17         “Valid Claim” means a claim of any issued, unexpired patent which has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction.

ARTICLE 2 - GRANT OF LICENSES

2.1           Grant. Kyowa hereby grants to Eurand an exclusive license to the Kyowa Technology in the field of pharmaceuticals to make, have made, use, market, distribute, sell, have sold, offer for sale, export and import Product in the Territory subject to the Kyowa Reserved Rights set forth in Section 2.3. For license in the field of nutraceuticals, the parties shall commence a good faith discussion for the terms and conditions upon Eurand’s request.

2.2           Sublicenses. Eurand shall further have the right to grant sublicenses under the license granted in Section 2.1  All sales by the sublicensees under such sublicense(s) shall be deemed sales by Eurand under Eurand’s license for purposes of calculating and paying royalties under Section 4.3(a) below.

2.3           Reserved Rights. Under the terms of this Agreement, notwithstanding the exclusive grant of rights to Eurand as set out in Section 2.1. above, Kyowa reserves the following rights to itself:

a)       Kyowa reserves the rights to maintain and continue the business relationship with the companies for their specific Products listed below to the extent the Kyowa Technology is concerned:

[*****]

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Such companies shall have the rights to manufacture only in Japan and sell the Product inside and outside of Japan. When Kyowa obtains information that indicates that any of the companies intends to use Kyowa Technology to sell the Product outside Japan, Kyowa shall provide such information to Eurand provided that it does not breach any obligation of confidentiality that it may have.

b)  i)  For a period of three (3) years from the date of the Definitive Agreement, Kyowa reserves the rights to contact Japanese Companies for the purposes of them licensing the Kyowa Technology to develop products for sale in the Japanese market only.

ii)  Kyowa’s rights in above paragraph b) i) are not exclusive and shall not preclude Eurand from independently promoting the Kyowa Technology to the Companies, however, in order to avoid confusion, both parties shall inform to each party when it begins contact with the Japanese Companies.

iii)  Kyowa also reserves the rights after such three (3) year period to maintain any relationship with such Japanese Companies as established by a definitive agreement executed during such three year period. For any business other than that involved in maintaining an established contractual relationship with such Japanese Companies, Kyowa and Eurand shall hold good faith discussions as to Eurand obtaining an exclusive license for the Japanese market, subject to the terms agreed in the original license at no additional cost after the three year period. For avoidance of doubt, such license shall not include Kyowa’s reserved rights set forth in Section 2.3 c) and d) below.

c)  Kyowa and its Affiliates in the world reserves the rights to use the Kyowa Technology as well as the Improvement set forth in Article 4 herein for any product which Kyowa or any of its Affiliates now or in the future market or will market with its or its Affiliates’ own name. Such products shall include any product that Kyowa, or any of its Affiliates, presently holds a license or in the future obtains a license from any third party in the world.

d)  i) Kyowa and its Affiliates in the world reserves the rights to have its licensees and the licensees’ sublicensees use the Kyowa Technology on any products which are based on an Active Ingredient that is or has been or will be proprietary to Kyowa, and ii) Kyowa and its Affiliates in the world reserves the rights to have its sublicensees use the Kyowa technology on any products which are or have been or will be licensed in to Kyowa or its Affiliates from third parties. Such license-in products shall be for Kyowa’s pipeline or products for

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the purpose of strengthening Kyowa’s pipeline and Kyowa shall not license in any products solely for the purpose to apply Kyowa Technology to them.

2.4           Non-Promotion.Except as provided in Section 2.3, Kyowa will not license, sublicense, or promote the Kyowa Technology or market any Product during the term of this Agreement.

ARTICLE 3 – TECHNOLOGY TRANSFER

3.1           Training.  Kyowa shall disclose the Kyowa Know How and shall transfer to Eurand, and cooperate fully with and assist Eurand in such transfer of Kyowa Know How including receiving personnel of Eurand’s designated Affiliate at Kyowa’s Fuji plant in Japan for a minimum of five and a maximum of eight weeks for training in the Kyowa Technology. Further Kyowa will subsequently send its personnel to the plant of Eurand’s designated Affiliate in Vandalia, Ohio U.S.A. for a period of at least four weeks to train personnel of Eurand’s designated Affiliate on the tableting and the external lubrication equipment. The aforesaid training, which shall be free of charge, is tentatively scheduled for                , 2002 in Japan and in Ohio between                  and additionally March 3 and March 28, 2003. All such training may be rescheduled by mutual written agreement of the parties. Each party shall bear the costs it incurs in conjunction with the technology transfer set forth in this Section 3.1. Kyowa Hakko will continue to provide technical support on request until the end of 2003, at a level sufficient to ensure that the process has continuity of operation in the USA during the period.

3.2           Machines. Eurand or its designated Affiliate will purchase [****] and [****] for the transfer of [****] Technology. For the purchase price of the machine(s) and the devices, Kyowa, Matsui and Hata will propose a price level after such parties send their personnel to the facilities of Eurand’s designated Affiliate, and Eurand and the parties shall negotiate the price and the purchase conditions in good faith.

3.3           Commercialization. Except as otherwise set forth herein, Eurand will bear all the costs of commercializing (including, but not limited to, purchase of equipment, installation of equipment, promotion and marketing) the Kyowa Technology. Kyowa will not be expected to bear any of the costs of commercializing the Kyowa Technology under Eurand’s licensed rights. with the exception of the technology transfer costs as identified in Section 3.1 above. For

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the avoidance of doubt all costs related to the use of the Technology under the terms of Kyowa’s reserved rights as set out in Section 2.3 and the costs of preparation, filing maintenance and prosecution of patents, as specified in Section 9.4 will be borne by Kyowa.

ARTICLE 4 - IMPROVEMENT

4.1           Eurand’s Improvement. During the term of this Agreement, Eurand shall promptly disclose to Kyowa any Improvement discovered or invented by Eurand. Eurand shall have intellectual property rights on such Improvement discovered or invented by Eurand during the term of this Agreement. Kyowa and its Affiliates (for avoidance of doubt, not including its licensees of the Kyowa Technology) will have non-exclusive, worldwide, royalty-free license to use such Improvement for an indefinite period of time. Such use will only be allowed under the terms detailed in Section2.3.

4.2           Kyowa’s Improvement. During the term of this Agreement, Kyowa shall promptly disclose to Eurand the Improvement discovered or invented by Kyowa during the term of this Agreement. Such Improvement shall be included in the Kyowa Technology.

ARTICLE 5 – MILESTONE PAYMENTS AND ROYALTIES

5.1           Milestone Payments. In consideration for the grant of rights as set out in this agreement Eurand shall pay Kyowa Milestone Payments in the amounts set forth below:

(a)                [****] upon [****] of [****]

(b)                [****] upon granting of the [****]

(c)                [****] upon granting of the [****] patent [****]

(d)                [****] upon receipt of [****] Regulatory Approval for a [****] [or [****]

5.2           Royalties and Other Payments. The term Milestone and License fees in this clause 5.2 shall mean any lump sum cash payment made to Eurand for the grant of a license to use the Technology or monies paid for the achievement of certain milestone events including, but not restricted to, progression in clinical trials, product registration or product launch. However, monies which are paid to

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Eurand with respect to a repayment of Eurand’s research and development costs, which include (but are not limited to) formulation activities, preparation of samples or clinical trials materials will not be considered by the parties to be Milestones or License fees and thus no compensation shall be due to Kyowa in respect of such payments

In further consideration for the grant of rights set out in this Agreement:

(a)        During the term of this Agreement, i) on the sale of Products sold outside Japan that are [****], Eurand shall pay Kyowa a royalty of [****] of [****] of [****] of the [****] sold by Eurand, or any of its sublicensees. ii) For Products sold in Japan that are not covered by a Valid Claim of an FDT Patent, Eurand will pay a royalty of [****] of [****] of [****] of the [****] sold by Eurand or any of its sublicensees, provided however, in the event Eurand obtain the rights set forth in Section 2.3 (b) iii), Eurand shall pay a royalty of [****] of [****] of [****] of the [****] sold by Eurand or any of its sublicensees. The sublicensee in this Section 5.2 shall include any third party for which Eurand undertakes to contract manufacture such party’s product by applying the Kyowa Technology.

(b)                       i) For sublicensees of Eurand for the Kyowa Technology that are not Japanese Companies, for which sublicensee’s Product is [****], Eurand shall pay Kyowa [****] of any [****] or any [****] which Eurand or its Affiliate receives from its sublicensee. ii)  For sublicenses of Eurand and that are Japanese Companies,  Eurand shall pay Kyowa [****] of any [****] or [****] which Eurand or its Affiliate receives from its sublicensee, provided however, in the event Eurand obtain the rights set forth in Section 2.3 (b) iii), Eurand shall pay Kyowa [****] of any [****] or any [****] which Eurand or its Affiliate receives from its sublicensee.

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(c)                        During the term of this Agreement, i) on the sale of Products sold outside Japan that are [****], Eurand shall pay Kyowa a royalty of [****] of [****] of the [****] sold by Eurand, or any of its sublicensees. ii) For Products sold in Japan that are covered by a Valid Claim of an FDT Patent, Eurand will pay a royalty of [****] of [****] of the [****] sold by Eurand or any of its sublicensees, provided however, in the event Eurand obtain the rights set forth in Section 2.3 (b) iii), Eurand shall pay a royalty of [****] of [****] of the [****] sold by Eurand or any of its sublicensees.

(d)                       i) For sublicenses of Eurand for the Kyowa Technology that are not Japanese Companies, for which sublicensee’s Product is [****],  Eurand shall pay Kyowa [****] of any [****] or any [****] which Eurand or its Affiliate receives from its sublicensee. ii)  For sublicenses of Eurand and that are Japanese Companies,  Eurand shall pay Kyowa [****] of any [****] or [****] which Eurand or its Affiliate receives from its sublicensee, provided however, in the event Eurand obtain the rights set forth in Section 2.3 (b) iii), Eurand shall pay Kyowa [****] of any [****] or any [****] which Eurand or its Affiliate receives from its sublicensee.

(e)                        Notwithstanding Section 5.2 (d) above, for sublicenses for which Eurand funds all or part of the cost of product development, the amount to be paid to Kyowa under Section 5.2 (d) above shall be calculated after deduction of all of Eurand’s external costs in respect of such product development, the percentage of the payment made by Eurand to Kyowa shall be [****] of [****] and [****] received by Eurand or its Affiliates after said deductions.

(f)                          For purposes of Section 5.2, the determination of whether a Product is [****] shall be made as of the effective date of the sublicense to which the royalty or payment relates.

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5.3           Method of Payment and Taxes.

(a)                 All payments to be made by Eurand to Kyowa pursuant to this Article shall be made in United States dollars by wire transfer to the bank account designated by Kyowa. The payment of any necessary local withholding taxes shall be the responsibility of Kyowa. Payments shall not be reduced by any taxes, licenses, fees or other withholdings levied upon such payments by the government of any country in the Territory, or political subdivisions or agencies thereof, unless the amount, if any, by which the payments are reduced, is a tax imposed on royalties, license fee, or income and is not an excise, franchise, privilege, turnover, sales, production, value added, or property tax; and Eurand is required by Law to withhold the tax from payments to Kyowa and to pay the tax withheld to any governmental agency in the Territory; and Eurand uses all reasonable efforts to furnish Kyowa with a tax receipt for the taxes withheld within sixty (60) days of payment.

(b)                Within thirty (30) days following the receipt of payments from its sublicensees, Eurand shall pay the royalty or percentage of the license fee or milestone payments as they are received according to the schedule agreed with Eurand’s sublicensee. Translation of monies paid to Eurand in local currencies to U.S. dollars will be performed in a manner consistent with the accounting practices that Eurand normally uses to prepare its financial statements for internal and external reporting purposes, which use a widely accepted source of published exchange rates.

5.4           Review. Kyowa shall have the right during the term of this Agreement and for one (1) year following the termination or expiration of the Agreement to audit the relevant books and records of Eurand. Such audit shall be carried out by an independent firm of chartered accountants, who shall be reasonably acceptable to Eurand. Such auditors shall give Eurand reasonable notice of their wish to audit the relevant books and records and shall review such books and records solely for the purposes of determining the accuracy of the payments made or due to Kyowa under the terms of this Agreement. The costs of such audit shall be borne by Kyowa unless the audit unequivocally shows an underpayment to Kyowa by Eurand, of more that 5% of the total monies due, in which case the fees of the audit shall be borne by Eurand.

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ARTICLE 6 - WARRANTIES

6.1           Kyowa Warranties. Kyowa warrants and represents to Eurand:

(a)           that it has no obligations, contractual or otherwise, that would conflict with its entering into this Agreement;

(b)           that it will perform this Agreement in accordance with its terms and conditions and that it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(c)           with respect to the Kyowa Technology, that it has legal power to extend the license and other rights granted to Eurand and its Affiliates in this Agreement and that it has not made and will not make any commitments to others inconsistent with or in derogation of such rights;

(d)           that it owns the Kyowa Technology; and

(e)           that as of the Effective Date of this Agreement,  to the best knowledge of Kyowa, the use of the Kyowa Technology except FDT Patent does not infringe any patent or other proprietary rights of third parties.

(f)            Kyowa warrants that the companies disclosed and set out in 2.3a have no further Product or territorial rights other than as set out in this clause. Further, Kyowa represents and warrants that this is a full and complete disclosure of all rights granted in respect to the Kyowa Technology and the Products in the Territory.

6.2           Eurand Warranties. Eurand warrants and represents to Kyowa:

(a)                 that it has no obligations, contractual or otherwise, that would conflict with its entering into this Agreement;

(b)                that it will perform this Agreement in accordance with its terms and conditions and that it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

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(c)                 Eurand shall and shall have its sublicensees of the Kyowa Technology comply with the applicable Laws and Regulations relating to GMP and regulatory requirements in using Kyowa Technology.

ARTICLE 7 - INDEMNIFICATION

7.1           By Eurand. Eurand shall defend, indemnify and hold Kyowa and its Affiliates and the respective officers, directors and employees of each harmless from and against any and all claims, demands, losses, damages, liabilities (including without limitation product liability), settlement amounts, costs or expenses whatsoever (including reasonable attorneys’ fees and costs and court costs) arising from or relating to any claim, action or proceeding made or brought against such person by a third party as a result of a breach of any Eurand representation or warranty, or Eurand’s negligence, willful misconduct or breach of this Agreement.

7.2           By Kyowa. Kyowa shall defend, indemnify and hold Eurand and its Affiliates and the respective officers, directors and employees of each harmless from and against any and all claims, demands, losses, damages, liabilities (including without limitation product liability), settlement amounts, costs or expenses whatsoever (including reasonable attorneys’ fees and costs and court costs) arising from or relating to any claim, action or proceeding made or brought against such person by a third party as a result of a breach of any Kyowa representation or warranty, or Kyowa’s negligence, willful misconduct or breach of this Agreement.

7.3           Notice; Defense. In the event of any claim, action or proceeding for which a person is entitled to indemnity hereunder, the person seeking indemnity (“Claimant”) shall promptly notify the relevant party (“Indemnitor”) of such matter in writing. Indemnitor shall then promptly assume responsibility for and shall have full control of such matter, including settlement negotiations and any legal proceedings, and Claimant shall fully cooperate in Indemnitor’s handling and defense thereof.

7.4           Consequential Damages. Notwithstanding any provision of this Agreement which might otherwise be to the contrary, no party shall be liable to the other party for lost profits or other consequential damages of any kind.

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ARTICLE 8 - CONFIDENTIALITY

8.1           Eurand Confidential Information. Any and all information disclosed to Kyowa or its Affiliates, or to which Kyowa and its Affiliates have access including, but not limited to,  information concerning and/or relating to Eurand’s business, technology, methods, formulae or analytical methods (“Eurand Confidential Information”), is confidential and proprietary information of Eurand, and shall be maintained in strict confidence by Kyowa and its Affiliates and not disclosed to any third party. Kyowa and its Affiliates agree that they will restrict the disclosure of such information within their own organizations to those persons and agents who are directly concerned therewith and who have been informed of Kyowa’s or its Affiliates’ obligations hereunder. Eurand Confidential Information shall not be disclosed by Kyowa or its Affiliates other than to its officers, agents and employees who are engaged in its operations relating to this Agreement, who have the need to know such Eurand Confidential Information.

8.2           Kyowa Confidential Information. Any and all information disclosed to Eurand and its Affiliates or to which Eurand and its Affiliates have access including, but not limited to, information concerning the FDT Technology and/or relating to Kyowa’s business, technology, methods, formulae or analytical methods (“Kyowa Confidential Information”), is confidential and proprietary information of Kyowa, and shall be maintained in strict confidence by Eurand and its Affiliates and not disclosed to any third party. Eurand and its Affiliates agree that they will restrict the disclosure of such information within their own organizations to those persons and agents who are directly concerned therewith and who have been informed of Eurand and its Affiliates’ obligations hereunder. Kyowa Confidential Information shall not be disclosed by Eurand and its Affiliates other than to

(i)                  its officers, employees and agents who are engaged in its operations relating to this Agreement,

(ii)                 sub-licensees and third party manufacturers manufacturing Product or Finished Product for Eurand provided the sublicensees and third party manufacturers shall be bound by confidentiality obligations to Eurand no less stringent than those set forth in this Article 7,

(iii)                Regulatory Authorities if required or advisable to be included in Regulatory Filings and investigators who may conduct pharmacological, toxicological and clinical investigations for Regulatory Filings.

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8.3           Survival. The obligations to maintain in confidence all Eurand Confidential Information and Kyowa Confidential Information shall survive the termination or expiration of this Agreement for a period of ten (10) years from the date of termination or expiration.

8.4           Limitations. It is understood that the following shall not be included in the definition of either Eurand Confidential Information or Kyowa Confidential Information:

(a)                                  Information that is now in the public domain or subsequently enters the public domain without fault on the part of the party receiving the information; or

(b)                                 Information that was known by the receiving party prior to receipt from the disclosing party as shown by the receiving party’s written records; or

(c)                                  Information that the receiving party obtains from any third party not under any obligation to keep such information confidential; or

(d)                                 Information that the receiving party independently develops without use of any information received from the disclosing party as shown by the receiving party’s written records; or

(e)                                  Information which is required to be disclosed by Law provided the receiving party provides prior written notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

ARTICLE 9 – PATENT INFRINGEMENT

9.1           Notice of Infringement. Kyowa and Eurand each shall immediately give written notice to the other of any potential infringement or actual infringement by a third party of any rights to Kyowa Patent, or any misappropriation or unauthorized use of the Kyowa Technology of which they become aware.

9.2           Enforcement. Eurand shall have the first right to enforce (including by agreement with infringers or by litigation) the Kyowa Patent in the Territory against the infringers at its own expense and at its own instigation or

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[****] in order to allow Eurand to fully enjoy the use of any such property rights hereunder. Kyowa may reasonably cooperate with Eurand to enforce such rights including by joining in such action voluntarily as a co-party plaintiff if necessary. In the event that Eurand does not initiate action to address such third party infringement, misappropriation, or unauthorized use within 180 days of receiving notice of the same, Kyowa may initiate action on its own account and at its own expense and Eurand shall reasonably cooperate with Kyowa to enforce such rights including joining in any legal action as a voluntary co-party plaintiff if necessary. During the pendancy of any litigation initiated by Eurand under this Section 9.2, Eurand shall be entitled to suspend royalty payments to Kyowa until the litigation is resolved.

9.3           Recovery. The party initiating any action shall be entitled to retain any recovery in its entirety.

9.4           Prosecution of Kyowa Patent. All costs incurred in connection with the preparation, filing, prosecution, and maintenance of the Kyowa Patent shall be paid by Kyowa. Kyowa reserves the rights to dispose some peripheral patents and patent applications among the Kyowa Patent except the FDT Patent with Eurand’s prior written consent which shall not be unreasonably withheld by Eurand, provided however, Eurand reserves the rights to request Kyowa not to dispose such peripheral patents and to transfer the rights thereof to Eurand or its Affiliate free of charge. In such case, after transfer of the rights to Eurand, all the costs to maintain the peripheral patents shall be paid by Eurand,  and Eurand shall not execute such transferred peripheral patent rights on the use of same by Kyowa, its Affiliates or its licensees’  to the extent allowed under the terms detailed in Section 2.3. Eurand shall have the right to dispose of such transferred patents and patent application at its sole discretion and without further obligation.

9.5           Prosecution of FDT Patent  Kyowa shall cooperate with Eurand in order for the pending patent applications of the FDT Patent to be granted. Eurand shall be given an opportunity to review such applications and provide input relative thereto. Kyowa shall keep Eurand advised as to all developments with respect to such applications, and shall promptly supply to the Eurand copies of all official papers received and filed in the respective patent offices in connection with the prosecution thereof, in sufficient time for Eurand to comment thereon.

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ARTICLE 10 – TERM/TERMINATION

10.1         Term. The term of this Agreement shall be from the Effective Date and, unless sooner terminated in accordance with the provisions of this Article 10, until the expiration of the last relevant Kyowa Patent listed in Schedule 1 and 2, at which time the license granted to Eurand under Article 2 shall become perpetual and fully paid up, such expiration to be on a country by country basis or for the full Territory as indicated in Eurand’s notice.

10.2         Termination as a result of a Default. Each party shall have the right to terminate this Agreement upon the occurrence of any of the following events (each, an “Event of Default”) with respect to the other party (the “Defaulting Party”) by giving the Defaulting Party written notice, which notice shall specifically identify the reason(s) for such termination: (a) a decree or order shall have been entered by a court of competent jurisdiction adjudging the Defaulting Party bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Defaulting Party under any bankruptcy Law or any other similar applicable Law or a decree or order of a court of competent jurisdiction shall have been entered for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Defaulting Party or a substantial part of its property, or for the winding up or liquidation of its affairs, or (b) the Defaulting Party shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy petition against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition, liquidation or similar relief under any bankruptcy Law or any other similar applicable Law or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall be unable to pay its debts generally as they become due; or (c) the Defaulting Party shall commit a breach of the terms of this Agreement, and the same remains uncured sixty (60) days after written notice thereof is given by the other party to the Defaulting Party (provided that if within such sixty (60) days the Defaulting Party shall commence and shall thereafter proceed with all due diligence to cure such breach, such breach is not cured within such longer period as is required to cure, not to exceed sixty (60) days) provided that in the event of a dispute as to whether a breach has been cured, the non-defaulting party shall notify the Defaulting Party and provide a detailed explanation of the deficiency in the cure and the Defaulting Party shall

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respond within 15 days or correct the cure.

10.3         Termination as a result of no Execution of Product Development Agreements. In the event no Product Development Agreements are executed by Eurand within five (5) years from the Effective Date, Eurand’s exclusive rights under this Agreement may become, at Kyowa’s sole discretion, non-exclusive.

10.4         Effect of Termination. In the case Kyowa terminate this Agreement pursuant to Section 10.2  above, Eurand shall not have any rights on Kyowa Technology, and in the case Eurand terminate this Agreement pursuant to Section 10.2 above, the license granted to Eurand under Article 2 shall become perpetual and fully paid up.

10.5         Survival. The provisions of Articles 7, 8 and 10 shall survive any expiration or other termination of this Agreement.

ARTICLE 11 - MISCELLANEOUS

11.1         Notices. All notices or other formal communications hereunder (other than routine business communications) shall be made either by certified or registered letter, postage prepaid, return receipt requested or by telefax or next business day delivery service directed to the other party as provided below:

Party

to Kyowa:	Kyowa Hakko Kogyo Co.,Ltd.
Pharmaceutical Company
Business Development Dept.
1-6-1 Ohtemachi, Chiyodaku, Tokyo, 100-8185, Japan
Attn. General Manager
Fax. +81-3-3282-0107

to Eurand:	Eurand Pharmaceuticals Limited,
Block 1, Harcourt Centre,
Harcourt Street,
Dublin 2
Ireland

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With a copy to:
Eurand International S.p.A
Via Martin Luther King, 13
20060
Pessano con Bornago
Milano, Italy
Attn: Corporate Development Director
Fax no. 39 0295743381

No notice by telefax shall be valid unless confirmed by certified or registered letter dispatched within twenty-four (24) hours after transmission of the telefax. Either party from time to time may change its address or telefax number by giving the other party notice as provided herein.

11.2         Entire Agreement. This Agreement (including its Schedules) constitutes the entire agreement between the parties relating to the subject matter hereof. All prior agreements or arrangements, written or oral, between the parties relating to the subject matter hereof are hereby canceled and superseded. This Agreement may not be modified except in writing signed by both parties.

11.3         Conflict. In the event of any conflict between the terms of this Agreement and any Schedule, the terms of the body of this Agreement shall control.

11.4         Headings. Headings are inserted for convenience and shall not affect the meaning or interpretation of this Agreement.

11.5         Assignment. Neither party may assign any right or obligation hereunder without the prior written consent of the other party; provided, however, that either party shall be entitled to assign this Agreement in whole or in part, without the prior written consent of the other party, to an Affiliate or any entity which succeeds, as a going concern, to the business presently conducted by the party by merger, consolidation or sale of all or substantially all of the party’s assets. Any attempted assignment or delegation in violation hereof shall be void.

11.6         Waiver of Default. No waiver of any default by either party shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

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11.7         Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to its conflict of laws principles.

11.8         Force Majeure. If either party is prevented from performing any obligation hereunder by reason of fire, explosion, strike, labor dispute, casualty, accident, lack or failure of transportation facilities, flood, war, civil commotion, acts of God, any law, order or decree of any government or subdivision thereof or any other cause beyond the reasonable control of such party, whether or not similar to the foregoing and whether or not foreseeable, such party shall be excused from performance hereunder to the extent and for the duration of such prevention, provided it first notifies the other party in writing of such prevention. If such prevention continues for at least ninety (90) days, the party not affected may terminate this Agreement effective immediately on notice to the other party.

11.9         Use of Names and Publicity. Neither party will use the name of the other party or issue any press release or other publicity relating to this Agreement in any form without the written permission of the other, except as may be required by applicable Law. Neither party will unreasonably withhold its written permission if the other party wishes to issue such a press release or other publicity with respect to this Agreement. The parties agree to keep the terms of this Agreement confidential, however, either party may disclose the terms of this Agreement to a sublicensee or a prospective sublicensee in conjunction with the negotiation or administration of any sublicense provided that the sublicensee or prospective sublicensee agrees in writing to keep the terms of this Agreement confidential.

11.10       Independent Contractors. The parties agree that their relationship shall be that of independent contractors in the performance of each and every part of this Agreement. Nothing in this Agreement shall constitute one party as an employee, agent, joint venturer, partner, or servant of another. Each party is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith.

11.11       Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be, deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(52) of the U.S. Bankruptcy Code and any similar provision protecting licensee’s rights under Dutch or other applicable Law. The parties to this Agreement shall retain and may fully exercise all of their respective

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rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of bankruptcy proceeding by or against Kyowa under the U.S. Bankruptcy Code or its Dutch or other applicable Law equivalent, Eurand shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to Eurand (a) upon any such commencement of a bankruptcy proceeding upon written request thereof by Eurand, unless Kyowa elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon the rejection of the Agreement by or on behalf of Kyowa upon written request thereof by the licensee, provide, however, that upon Kyowa’s (or its successor’s) written notification to Kyowa that it is again willing and able to perform all of its obligations under this Agreement, Eurand shall promptly return all such tangible materials to Kyowa, but only to the extent that Eurand does not require continued access to such materials to enable Eurand to perform its obligations under this Agreement.

11.12          Dispute Resolution. In the event of any dispute or disagreement between the parties as to the interpretation of any provision of this Agreement (or the performance of obligations hereunder), the matter, upon written request of either party, shall first be referred to representatives of the parties for decision. The representatives shall promptly meet in a good faith effort to resolve the dispute. If the dispute cannot be resolved by the representatives within thirty (30) days after its submission or if either party does not to participate in such resolution procedure, the matter shall be resolved by binding arbitration in accordance with the rules of American Arbitration Association, each party to select a neutral arbitrator and the two arbitrators to select a third. Each party shall bear its own expenses. The cost of the arbitration shall be shared equally by the parties. The judgment shall be enforceable in any court having jurisdiction over the parties. The arbitration shall be conducted in English language, in New York City, New York State.

11.13          Communications with any Agency. Except to the extent required by law each party hereby agrees that it shall not contact, notify or otherwise communicate with any agency of any government regarding this Agreement or the transactions contemplated hereby or thereby without the prior consent of the other party which shall not be unreasonably withheld.

11.14          Counterparts. This Agreement shall become effective upon execution by both parties. This Agreement may be executed by facsimile in multiple

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counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

11.15       No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

Kyowa Hakko Kogyo Co.,Ltd.		Eurand Pharmaceuticals Limited

By	/s/	By	/s/ GEAROID FAHERTY
GEAROID FAHERTY

Title	Senior Managing Director	Title	MANAGING DIRECTOR

Date	December 19, 2002	Date	December 13, 2002

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ADDENDUM TO SOLBLET/EXLUB LICENSE AGREEMENT

Dated:  18 September , 2006

This Addendum refers to the License Agreement dated December 19, 2002 (the “License Agreement”) between Kyowa Hakko Kogyo Co, Ltd. (“Kyowa”) and Eurand Pharmaceuticals Limited (“Eurand”).

WHEREAS, under the License Agreement, Kyowa has licensed to Eurand certain Kyowa Technology (as defined in the License Agreement);

WHEREAS, the License Agreement provides for the license to be granted on an exclusive basis, but with certain exceptions to such exclusivity referred to as Kyowa’s “reserved rights”;

WHEREAS, Kyowa had prior to the License Agreement executed certain agreements with affiliates of [****] in [****] (hereinafter including all affiliates collectively “[****]”) whereby in effect [****] (via its affiliate in Japan) as licensor granted a license (the “[****] License”) to Kyowa for certain technology concerning [****] under which Kyowa produces and sells pharmaceutical products containing [****] as their active ingredient (“[****] Products”) under the brand name of “[****]”;

WHEREAS, the [****] License requires Kyowa to grant back to [****] worldwide, non-cancelable, royalty-free, non-exclusive rights (including the right to grant sublicense) for any invention or development made by Kyowa to improve the compounds, products or methods of any products licensed under the [****] License;

WHEREAS, Kyowa intends to use the Kyowa Technology (including both the SOLBLET Technology and the EXLUB Technology) in connection with [****] Products under the [****] License, and may therefore be required to grant to [****] a worldwide royalty-free license to the Kyowa Technology for use in connection with [****] Products;  and

WHEREAS, Kyowa and Eurand desire to confirm certain matters relating to the handling of Kyowa’s obligations under the [****] License to the extent they relate to the Kyowa Technology;

Now therefore, Kyowa and Eurand agree as follows:

1.                   In the event Kyowa decides to use the Kyowa Technology in connection with [****] Products produced under the [****] License and marketed in Japan by

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Kyowa, Kyowa may grant to [****] a worldwide, royalty-free, sublicensable license for Kyowa Technology in connection with [****] Products as [****] may claim to be required under the [****] License.

2.                   If [****] or any [****] sublicense of [****] (hereinafter including [****] and [****] such sublicensees collectively re-defined as “[****]”) desires to use the Kyowa Technology in connection with [****] Products and seeks to outsource the production, Kyowa shall use its best efforts to introduce Eurand as a potential contract manufacturer of such tablets and to encourage [****] to outsource such tablet supply needs to Eurand. Eurand shall then make a good faith effort to reach agreement with [****] under which Eurand shall supply the tablets to [****]; although Eurand is under no obligation to supply [****] products to [****]. If agreement is reached between Eurand and [****], no compensation, royalties or any other consideration shall be payable by Eurand to Kyowa with respect to such tablets supplied to [****].

3.                   If [****] and Eurand do not reach agreement on a supply agreement from Eurand to [****], and if [****] chooses to use the Kyowa Technology rather than to outsource the production thereof to Eurand, (i) Eurand acknowledges and accepts that Kyowa shall not enforce or bring infringement claims of Kyowa Technology against [****] in connection with [****] products, and (ii) no compensation, royalties or any other consideration shall be payable by Kyowa to Eurand.

4.                   In all respects other than the matters specified in this Addendum, the License Agreement remains unchanged and in full force and effect.

Kyowa Hakko Kogyo Co., Ltd.	Eurand Pharmaceuticals Limited

/s/ [****]	/s/ Gearoid Faherty
[****]	Gearoid Faherty
Managing Officer	Managing Director
Division Head
Strategic Planning Division
Pharmaceuticals Business Unit

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